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                                                                      Exhibit 21


                            FIRST MARYLAND BANCORP


                          Subsidiaries of Registrant


                                                             Jurisdiction of
Name                                                         Incorporation
----                                                         -------------

Beechwood Investments Ltd.                                   British West Indies
  Beechwood Investments-Chile Ltda                           Chile
    Forestal San Jose, S.A. (Indirect Ownership)             Chile

Compania Caceres Y Virtudes, Grand Cayman                    British West Indies
  Portuaria Coronel, S.A.  (Indirect Ownership)              Chile

Compania La Proa, Ltd.                                       British West Indies
  Bemberg Industrial, S.A. (B.I.S.A.)  (Indirect Ownership)  Argentina

Dauphin Deposit Bank and Trust Company                       Pennsylvania
  Financial Land Company                                     Pennsylvania

Dauphin Life Company                                         Arizona

Fariza Ltd.                                                  British West Indies
  Fariza-Chile Ltda                                          Chile
    Forestal San Jose, S.A.  (Indirect Ownership)            Chile

First Center Corporation                                     Maryland
  Pratt-Greene Associates Limited Partnership
    (Indirect Ownership)                                     Maryland

First Greene Corporation                                     Maryland
  Pratt-Greene Associates Limited Partnership
    (Indirect Ownership)                                     Maryland

First Maryland Capital I                                     Delaware

First Maryland Capital II                                    Delaware

First Maryland Commercial Holdings Corporation               Maryland

First Maryland Credit Corporation                            Maryland

First Maryland Foundation, Inc.                              Maryland
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First Maryland Holdings Corporation                         Maryland
  First Manufactured Housing Credit Corporation             New York
    First Carolina Financial Corporation                    South Carolina

First Maryland Leasecorp                                    Maryland

First Maryland Life Insurance Company                       Arizona

First Maryland Mortgage Corporation                         Maryland
    Noteco, Inc.                                            District of Columbia

First Maryland Personnel Services, Inc.                     Maryland

The First National Bank of Maryland                         United States
  Allied Investment Advisors, Inc.                          Maryland
  ARK Insurance Group, Inc.                                 Maryland
     First Washington Insurance, Inc.                       District of Columbia
  FMB Trust Company, National Association                   United States
  First Maryland Annuities Agency Corporation               Maryland
  First Maryland Brokerage Corporation                      Maryland
  Sussex Capital Corporation                                Delaware
  CH Allentown, L.L.C.                                      Maryland
  CH Bowie Park, Limited                                    Maryland
  CH Burtonsville, L.L.C.                                   Maryland
  CH Naples, L.L.C.                                         Maryland
  CH Wyemoor Limited L.L.C.                                 Maryland
  Chesapeake Holdings 198, L.L.C.                           Maryland
  Chesapeake Holdings Riva Road, L.L.C.                     Maryland
  Chesapeake Holdings Company                               Maryland
  Chesapeake Holdings II, Limited                           Maryland
  Chesapeake Holdings (VA) III, Limited                     Maryland
  Chesapeake Holdings BP Development, Limited               Maryland
  Chesapeake Holdings BP Property, Limited                  Maryland
  Chesapeake Holdings Belmont, L.L.C.                       Maryland
  Cheaspeake Holdings Dorsey Road, L.L.C. (MD)              Maryland
  Chesapeake Holdings Fort Myers, Limited Corporation       Maryland
  Chesapeake Holdings Nottoway, Limited                     Maryland
  Chesapeake Holdings Melwood, L.L.C.                       Maryland
  Chesapeake Holdings Presidential, L.L.C.                  Maryland
  Chesapeake Holdings Radio, Limited                        Maryland
  Chesapeake Holdings Rainbow, L.L.C.                       Maryland
  Chesapeake Holdings Riva Road, L.L.C.                     Maryland
  Chesapeake Holdings Riverside, Limited                    Maryland
  Chesapeake Holdings Somerset, L.L.C.                      Maryland
  Chesapeake Holdings Sun Marine, Limited                   Maryland
  Chesapeake Holdings Turnquist, Limited                    Maryland
  Chesapeake Holdings Winchester, Limited                   Maryland
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  FMB Real Estate Loan Holdings, Limited                    Maryland

First National Mortgage Corporation                         Maryland

First Omni Bank, National Association                       United States

Hopper Soliday & Company, Inc.                              Pennsylvania

Indian River Capital Corporation                            Delaware

Juragua Limited                                             British West Indies
  Inversiones Industriales SA (Indirect Ownership)          Chile

Melquiades Limited                                          British West Indies
  Jugos del Sur, S.A. (Indirect Ownership)                  Argentina
  Jugos Alcon  (Indirect Ownership)                         Argentina

Santelices Limited                                          British West Indies
  Inversiones Industriales SA (Indirect Ownership)          Chile

The York Bank and Trust Company                             Pennsylvania
  York East Manchester Land, Inc.
     f/k/a York Elizabethtown Land, Inc.                    Pennsylvania
  York Outlet, Limited                                      Maryland
  York Reading Land, Inc.                                   Pennsylvania
  York Realty Holding Company, Inc.                         Maryland
  York Wyndham Land, Inc.                                   Pennsylvania

Williams, Daniels & Associates, Inc.
  f/k/a  First Maryland Agency Incorporated                 Maryland

Zirkin-Cutler Investments, Inc.                             Maryland